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                                                                     Exhibit 3.1



                            CERTIFICATE OF AMENDMENT
                                       OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                              INTERIM SERVICES INC.


          Interim Services Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph and subparagraph (i) of ARTICLE FOURTH of the Restated Certificate of Incorporation in their present form and substituting therefor a new first paragraph and subparagraph (i) of ARTICLE FOURTH in the following form:

          FOURTH: The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 52,500,000 divided into two classes as follows:

          (i) 50,000,000 shares of a class designated Common Stock, with a par value of $0.01 per share; and

     SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE TENTH of the Restated Certificate of Incorporation in its present form and substituting therefor a new ARTICLE TENTH in the following form:

          TENTH: The affirmative vote of the holders of not less than 2/3 of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, modify, alter or repeal Articles Fifth, Eighth and Tenth of this Restated Certificate of Incorporation or any provision of the Corporation's Bylaws.

     THIRD: The Amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such Amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such Amendment by vote of the holders of two-thirds of the outstanding stock entitled to vote thereon at a Special Meeting of Stockholders called and held upon notice in accordance with Section 222 of the DGCL.

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by Raymond Marcy, its President and Chief Executive Officer, and attested by John B. Smith, its Secretary this 10th day of September, 1996.

                                   INTERIM SERVICES INC.



                                   By:  /s/ Raymond Marcy
                                        ---------------------------------------
                                        Raymond Marcy
                                        President and Chief Executive Officer


ATTEST:



/s/ John B. Smith
-----------------------
John B. Smith
Secretary

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                              RESTATED CERTIFICATE
                                       OF
                                  INCORPORATION
                                       OF
                              INTERIM SERVICES INC.
                    ----------------------------------------
                     PURSUANT TO SECTIONS 228, 242, AND 245
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE
                    ----------------------------------------

          INTERIM SERVICES INC., a Delaware corporation (the "Corporation", organized on September 15, 1987, under the name Interim Systems Corporation, does hereby amend and restate its Restated Certificate of Incorporation to read in its entirety as follows:

          FIRST: The name of the Corporation is Interim Services Inc. (hereafter, the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

          FOURTH: The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 27,500,000, divided into two classes as follows:

          (i) 25,000,000 shares of a class designated Common Stock with a par value of $0.01 per share; and

          (ii) 2,500,000 shares of a class designated Preferred Stock with a par value of $.01 per share.

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          The voting powers, designations, preferences, qualifications, limitations, restrictions and special or relative rights in respect of each class of stock are or shall be fixed as follows:

          (1) PREFERRED STOCK. The Board of Directors is expressly authorized to issue the Preferred Stock from time to time, in one or more series, provided that the aggregate number of shares issued and outstanding at any time of all such series shall not exceed 2,500,000. The Board of Directors is further authorized to fix or alter by resolution or resolutions, in respect of each such series, the following terms and provisions of any authorized and unissued shares of such stock:

          (a)  The distinctive serial designation;

          (b) The number of shares of the series, which number may at any time or from time to time by increased or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors;

          (c) The voting powers and, if voting powers are granted, the extent of such voting powers including the right, if any, to elect a director or directors;

          (d) The election, term of office, filling of vacancies and other terms of the directorships of directors elected by the holders of any one or more classes or series of such stock;

          (e) The dividend rights, including the dividend rate and the dates on which any dividends shall be payable;

          (f) The date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative, if any;

          (g) The redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

          (h) The liquidation preference and the amounts payable on dissolution or liquidation;

          (i) The terms and conditions, if any, under which shares of the series may be converted; and

          (j) Any other terms or provisions that the Board of Directors is by law authorized to fix or alter.

          (2) COMMON STOCK. The holders of shares of Common Stock shall be entitled (i) to vote on all matters at all meetings of the shareholders of the Corporation on the basis of one vote for each share of Common Stock held of record; (ii) subject to any preferential dividend rights applicable to the Preferred Stock, to receive such dividends as may be declared by the Board of Directors; and (iii) in the event of the voluntary, or involuntary, liquidation or winding up of the Corporation, after distribution in full of any preferential amounts to be distributed to holders of shares of Preferred Stock, to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the aggregate number of their shares of Common Stock and Preferred Stock (if the holders of such Preferred Stock are entitled to share in such distribution).

          (3) PROVISIONS APPLICABLE TO COMMON AND PREFERRED STOCK. No holder of shares of any class of stock of the Corporation shall be entitled, as a matter of right, to purchase or subscribe for any shares of any class of stock of the Corporation, whether now or hereafter authorized. The Board of Directors shall have authority to fix the issue price of any and all shares of any class of stock of the Corporation.

          FIFTH: (A) NUMBER OF DIRECTORS. The number of directors to constitute the Board of Directors shall be such number as fixed by a resolution adopted by the affirmative vote of a majority vote of the whole Board of Directors, but to be nine until otherwise determined.

          (B) CLASSIFICATION OF DIRECTORS. Pursuant to an action taken by the shareholders of the Corporation either at a special meeting of the shareholders of the Corporation in 1993 or pursuant to a consent in lieu thereof of the shareholders of the Corporation in accordance with
     Section 228 of the GCL, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III.
     Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes to maintain the number of directors as nearly equal as possible. The initial Class I directors shall hold office until the annual meeting of shareholders of the Corporation in 1994, the initial Class II directors shall hold office until the annual meeting of shareholders of the Corporation in 1995, and the initial Class III directors shall hold office until the annual meeting of shareholders of the Corporation in 1996 or, in each case, until their successors are elected and qualified and subject to prior death, resignation, retirement or removal from office. Beginning in 1994, at each annual meeting of shareholders, the directors elected to succeed those whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their successors are elected and qualified and subject to the prior death, resignation, retirement or removal from office of a director. No decrease in the number of directors constituting the Board of Directors shall reduce the term of any incumbent director.

          Whenever the holders of any one or more classes or series of Preferred Stock of the Corporation shall have the right to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the provisions of this Certificate of Incorporation applicable to such Preferred Stock and such directors shall not be divided into classes pursuant to this Article Fifth unless expressly provided or determined as provided elsewhere in this Certificate of Incorporation.

          (C) VACANCIES. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from any cause shall be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as his or her predecessor.

          (D) REMOVAL OF DIRECTORS. The entire Board of Directors of the corporation may be removed at any time but only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of each class of stock of the corporation entitled to elect one or more directors at a meeting of the shareholders called for such purpose.

          (E) BYLAWS. The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the corporation.

          SIXTH: (A) The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or by or in the right of the Corporation) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this paragraph
     (A) of Article Sixth shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

          (B) No director or shareholder of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director.
     Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section
     174 of the GCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this paragraph (B) of Article Sixth shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment to repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          SEVENTH: In the event any class of stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, for so long as such class of stock of the Corporation is so registered, any action that may be taken at any annual or special meeting of the shareholders of the Corporation shall be taken only at an annual or special meeting of the shareholders of the Corporation and no such action shall be taken without such a meeting, regardless of any provision of the GCL that permits shareholders to take such an action by written consent in lieu of an annual or special meeting of shareholders.

          EIGHTH: Special meetings of the shareholders for any lawful purpose or purposes may be called at any time only by a majority of the Board of Directors, by the Chairman of the Board or by the President. Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the secretary. No business shall be conducted at any special meeting of the shareholders other than the business stated in the call for such meeting. The shareholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the shareholders or to bring any business before a special meeting of the shareholders.

          NINTH: The Corporation reserves he right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the GCL or this Restated Certification of Incorporation.

          TENTH: The affirmative vote of the holders of not less than 2/3 of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, modify, alter or repeal Articles Fourth, Fifth, Eighth and Tenth of this Restated Certificate of Incorporation or any provision of the Corporation's Bylaws.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly adopted by H & R Block Group, Inc., a Delaware corporation, and the sole shareholder of the Corporation, pursuant to
Section 228, and in accordance with the provisions of Sections 242 and 245, of the General Corporation Law of the State of Delaware and to be executed in its corporate name this 27 day of October, 1993.

                                             INTERIM SERVICES INC.



                                             By /s/ Allan C. Sorensen
                                                --------------------------
                                                Chairman of the Board


ATTEST:


By: /s/ John B. Smith
    ---------------------
    Secretary